Exhibit 10(a)

CLIFFS NATURAL RESOURCES INC. (formerly known as CLEVELAND-CLIFFS INC)

2005 VOLUNTARY NON-QUALIFIED
DEFERRED COMPENSATION PLAN
(EFFECTIVE AS OF JANUARY 1, 2005)

TABLE OF CONTENTS

Page

ARTICLE I	PURPOSE	1
1.1	Statement of Purpose; Effective Date.	1
ARTICLE II	DEFINITIONS	2
2.1	6-Month Date.	2
2.2	Account.	2
2.3	Base Salary.	2
2.4	Beneficiary.	2
2.5	Board.	2
2.6	Bonus.	2
2.7	Cash Award.	2
2.8	Cash Dividend Benefit.	2
2.9	Change in Control.	3
2.10	Code.	5
2.11	Committee.	5
2.12	Company.	5
2.13	Compensation.	5
2.14	Declared Rate.	5
2.15	Deferral Account.	5
2.16	Deferral Benefit.	5
2.17	Deferred Share Award Account.	5
2.18	Deferred Share Award Benefit.	5
2.19	Determination Date.	6
2.20	Disability.	6
2.21	Eligible Employee.	6
2.22	Emergency.	6
2.23	Employer.	6
2.24	Fair Market Value.	6
2.25	Matching Account.	6
2.26	Matching Amount.	6
2.27	Matching Formula.	6
2.28	1992 or 2007 Incentive Equity Plan.	7
2.29	Participant.	7
2.30	Participation Agreement.	7
2.31	Performance-Based Compensation.	7
2.32	Plan.	7
2.33	Plan Accounts.	7
2.34	Plan Year.	7
2.35	Profit Sharing Contribution.	7
2.36	Savings Plan.	7
2.37	Selected Affiliate.	7
2.38	Share.	8
2.39	Share Ownership Guidelines.	8
2.40	Share Award.	8
2.41	Subsidiary.	8
2.42	Termination of Service.	8
2.43	Unit.	8
ARTICLE III	ELIGIBILITY, PARTICIPATION AND DEFERRAL ELECTIONS	9
3.1	Eligibility.	9
3.2	Participation.	9
3.3	Deferral of Profit Sharing Contributions.	11
3.4	Ineligible Participant.	11
3.5	Persons Ceasing to be Eligible Employees.	12
ARTICLE IV	MATCHING AMOUNTS AND CREDITING OF DEFERRED		12
	COMPENSATION, MATCHING AMOUNTS AND CASH AWARDS
4.1	Matching Amounts.	12

4.2	Crediting Deferred Compensation, Matching Amounts and Cash Awards. 12

ARTICLE V	BENEFIT ACCOUNTS	13
5.1	Investment of Deferral and Matching Accounts.	13
5.2	Determination of Account.	13
5.3	Crediting of Interest.	13
5.4	Determination of Deferred Share Award Account.	13
5.5	Crediting and Deferral of Dividend Equivalents.	14
5.6	Statements.	14
5.7	Vesting of Account.	14
ARTICLE VI	PAYMENT OF BENEFITS	14
6.1	Payment of Deferral Benefit and Deferred Share Award Benefit.	14
6.2	Emergency Benefit.	14
6.3	Annual Installment Payments.	15
6.4	Form of Cash Dividend Benefit.	15
6.5	Form of Distribution Upon Death or Disability.	15
6.6	Share Ownership Guidelines.	15
6.7	Small Benefit.	16
6.8	Default Distribution Election.	16
6.9	Change in Control Distribution.	16
6.10	Transition Relief under Section 409A of the Code.	16
ARTICLE VII	BENEFICIARY DESIGNATION	16
7.1	Beneficiary Designation.	16
7.2	Amendments.	16
7.3	No Designation.	16
7.4	Effect of Payment.	17
ARTICLE VIII	ADMINISTRATION	17
8.1	Committee.	17
8.2	Agents.	17
8.3	Binding Effect of Decisions.	17
8.4	Indemnity of Committee.	17
ARTICLE IX	AMENDMENT AND TERMINATION OF PLAN	17
9.1	Amendment.	17
9.2	Termination.	18
ARTICLE X	MISCELLANEOUS	18
10.1	Funding.	18
10.2	Nonassignability.	18
10.3	Legal Fees and Expenses.	19
10.4	Withholding Taxes.	19
10.5	Captions.	20
10.6	Governing Law.	20
10.7	Successors.	20
10.8	Right to Continued Service.	20
10.9	Prior Plan Provisions.	20
10.10	Section 409A Compliance.	20
ANNEX A		A-1
ARTICLE I	ESTABLISHMENT	A-1
A 1.1	Establishment	A-1
A 1.2	Term of MSAP	A-1
ARTICLE II	DEFINITIONS	A-1
A 2.1	Special Definitions Applicable to the MSAP	A-1
ARTICLE III	PARTICIPATION	A-2
A 3.1	Participation	A-2
A 3.2	Duration of Participation	A-2
ARTICLE IV	DEFERRALS AND VOLUNTARY AMOUNTS	A-2
A 4.1	Amount of Deferral	A-2
A 4.2	Automatic Deferrals	A-2
ARTICLE V	MATCHING CONTRIBUTIONS	A-3
A 5.1	Matching Contributions	A-3
ARTICLE VI	PARTICIPANT ACCOUNTS	A-3
A 6.1	Establishment of Accounts	A-3
A 6.2	Crediting of Deferral Commitments and Matching Contributions	A-3
A 6.3	Determination of Accounts	A-4
A 6.4	Adjustments to Accounts	A-4
A 6.5	Statement of Accounts	A-4
A 6.6	Vesting of Accounts	A-5
ARTICLE VII	DISTRIBUTIONS	A-6
A 7.1	Distribution of Account	A-6
A 7.3	Form of Distribution	A-6
A 7.4	Facility of Payment	A-7
A 7.6	Payment of Small Accounts	A-7
ANNEX B		B-1
ARTICLE I	ESTABLISHMENT	B-1
B 1.1	Establishment	B-1
B 1.2	Term of OSAP	B-1
ARTICLE II	DEFINITIONS	B-1
B 2.1	Special Definitions Applicable to the OSAP	B-1
ARTICLE III	PARTICIPATION	B-2
B 3.1	Participation	B-2
B 3.2	Duration of Participation	B-2
ARTICLE IV	VOLUNTARY INVESTMENT OF DEFERRAL ACCOUNTS	B-2
B 4.1	Amount of Investment	B-2
ARTICLE V	MATCHING CONTRIBUTIONS	B-3
B 5.1	Matching Contributions	B-3
ARTICLE VI	PARTICIPANT ACCOUNTS	B-3
B 6.1	Establishment of Accounts	B-3
B 6.2	Crediting of Deferral Commitments and Matching Contributions	B-3
B 6.3	Determination of Accounts	B-4
B 6.4	Adjustments to Accounts	B-4
B 6.5	Statement of Accounts	B-4
B 6.6	Vesting of Accounts	B-5
ARTICLE VII	DISTRIBUTIONS	B-5
B 7.1	Distribution of Account	B-5
B 7.3	Form of Distribution	B-6
B 7.4	Facility of Payment	B-7
B 7.6	Payment of Small Accounts	B-7

iv

CLIFFS NATURAL RESOURCES INC. (formerly known as CLEVELAND-CLIFFS INC)

2005 VOLUNTARY NON QUALIFIED
DEFERRED COMPENSATION PLAN
(EFFECTIVE AS OF JANUARY 1, 2005)

ARTICLE I

PURPOSE

1.1 Statement of Purpose; Effective Date. This is the Cliffs Natural Resources Inc. (formerly known as Cleveland-Cliffs Inc) 2005 Voluntary Non Qualified Deferred Compensation Plan, effective as of January 1, 2005 with respect to (i) amounts deferred after December 31, 2004 and (ii) any amounts previously deferred hereunder but which were not earned and vested prior to January 1, 2005, plus earnings and losses attributable thereto (the “Plan”), made in the form of this amended and restated Plan and in related agreements between an Employer and certain management and highly compensated employees. The purpose of the Plan is to provide management and highly compensated employees of the Employers with the option to defer the receipt of a portion of their regular compensation, bonuses or performance shares payable for services rendered to the Employer. In addition, the Plan contains as Annex A a Management Share Acquisition Program (the “MSAP”), the purpose of which is to provide designated management employees with the opportunity to make deferred purchases of shares of the Company’s common stock through deferral of their bonuses. In order to encourage participation in the MSAP, the Company will provide matching grants for such deferrals. The MSAP shall be subject to the special terms and conditions specified in Annex A. The Plan further contains as Annex B an Officer Share Acquisition Program (the “OSAP”), the purpose of which is to provide elected officers of the Company with the opportunity to make deferred purchases of shares of the Company’s common stock through investment of all or a portion of their Deferral Accounts under the Plan. In order to encourage participation in the OSAP, the Company will provide matching grants for such elections. The OSAP shall be subject to the special terms and conditions specified in Annex B. It is intended that the Plan will assist in attracting and retaining qualified individuals to serve as officers and key managers of the Employers.

The Accounts and Plan benefits of any Eligible Employee which were earned and vested prior to January 1, 2005 (together with earnings, gains and losses thereon), and the time, form and amount of payment thereof, shall be governed in accordance with the terms of the Plan prior to this amendment and restatement (i.e., as applicable, the Plan as amended and restated as of January 1, 2000 or as originally effective as of June 1, 1989), and no provision of this amendment and restatement (or, unless otherwise specifically provided therein, of any future amendment to this Plan) shall have any impact on the time, form and amount of payment of such Accounts and benefits.

ARTICLE II

DEFINITIONS

When used in this Plan and initially capitalized, except as may otherwise be provided in the MSAP and the OSAP or otherwise defined herein, the following words and phrases shall have the meanings indicated:

2.1 6-Month Date. “6-Month Date” means the first day next following six (6) months after the date of a Participant’s Termination of Service.

2.2 Account. “Account” means the sum of a Participant’s Deferral Account, Deferred Share Award Account and Matching Account under the Plan with respect to (i) amounts deferred after December 31, 2004 and (ii) any amounts previously deferred hereunder but which were not earned and vested prior to January 1, 2005, plus earnings and losses attributable thereto. “Account” does not include the Accounts and Plan benefits of any Eligible Employee which were earned and vested prior to January 1, 2005 (together with earnings, gains and losses thereon).

2.3 Base Salary. “Base Salary” means a Participant’s base earnings paid by an Employer to a Participant without regard to any increases or decreases in base earnings as a result of an election to defer base earnings under this Plan, or an election between benefits or cash provided under a plan of an Employer maintained pursuant to Section 125 or 401(k) of the Code.

2.4 Beneficiary. “Beneficiary” means the person or persons designated or deemed to be designated by the Participant pursuant to Article VII of the Plan and of Annex A and Annex B to receive benefits payable under the Plan in the event of the Participant’s death.

2.5 Board. “Board” means the Board of Directors of the Company.

2.6 Bonus. “Bonus” means a Participant’s annual bonus paid by an Employer to a Participant under the Cleveland-Cliffs Inc Management Performance Incentive Plan, Cleveland-Cliffs Inc Executive Management Performance Incentive Plan or Mine Performance Bonus Plan without regard to any decreases as a result of an election to defer all or any portion of a bonus under this Plan, or an election between benefits or cash provided under a plan of an Employer maintained pursuant to Section 401(k) of the Code.

2.7 Cash Award. “Cash Award” means any compensation payable in cash to an Eligible Employee for his or her services to the Company or a Selected Affiliate pursuant to the Company’s 1992 or 2007 Incentive Equity Plans.

2.8 Cash Dividend Benefit. “Cash Dividend Benefit” means a fixed date distribution described in Section 5.5.

2.9 Change in Control.

(a) From January 1, 2005 through December 31, 2008, “Change in Control” means, with respect to any Participant, the first to occur of any of the following events:

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of the combined voting power of the then outstanding securities of the Company (“Voting Stock”) during the 12-month period ending on the date of the most recent such acquisition; provided, however, that for purposes of this Section 2.9(a)(i), the following acquisitions shall not constitute a Change in Control: (A) any issuance of Voting Stock of the Company directly from the Company that is approved by the Incumbent Board (as defined in Section 2.9(a)(ii), below), (B) any acquisition by the Company of Voting Stock of the Company, (C) any acquisition of Voting Stock of the Company by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (D) any acquisition of Voting Stock of the Company by any Person pursuant to a Business Combination (as defined in Section 2.9(a)(ii) below) that complies with clauses (A), (B) and (C) of Section 2.9(a)(iii), below; or

(ii) individuals who, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board during any 12-month period; provided, however, that any individual becoming a director, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be deemed to have been a member of the Incumbent Board; or

(iii) consummation of a reorganization, merger or consolidation involving the Company, a sale or other disposition of all or substantially all of the assets of the Company, or any other transaction involving the Company during the 12-month period ending on the date of the most recent such acquisition (each, a “Business Combination”), unless, in each case, immediately following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of Voting Stock of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 55% of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to such Business Combination, of the Voting Stock of the Company, (B) no Person (other than the Company, such entity resulting from such Business Combination, or any employee benefit plan (or related trust) sponsored or maintained by the Company, any Subsidiary or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of the

(iv) combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Combination, and (C) at least a majority of the members of the board of directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination;

provided, however, that, with respect to such Eligible Employee, such event also constitutes a “change in control event” (as defined in Treasury Regulation Section 1.409A-3(i)(5)(i)) for purposes of Section 409A of the Code.

(b) On or after January 1, 2009, “Change in Control” means, with respect to any Participant, the first to occur of any of the following events:

(i) Any one person, or more than one person acting as a group acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total Fair Market Value or total voting power of the stock of the Company (subject to certain exceptions described below);

(ii) Any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 35% or more of the total voting power of the stock of the Company;

(iii) A majority of members of the Board of the Company is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or

(iv) Any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross Fair Market Value equal to or more than 40% of the total gross Fair Market Value of all of the assets of the Company immediately prior to such acquisition or acquisitions.

Acquisitions of Company stock pursuant to a business combination or similar transaction, however, will not constitute a Change in Control if immediately after such business transaction:

(I)	the owners of Company stock immediately prior to the business transaction own more than 55% of the entity resulting from the business transaction in substantially the same proportions as their pre-business transaction ownership of Company stock;

(II)	no one person, or more than one person acting as a group, owns 30% or more of the combined voting power of the entity resulting from the business transaction; and

(III)	at least a majority of the members of the board of directors of the entity resulting from the business transaction were members of the incumbent Board of the Company when the business transaction agreement was signed or approved by the Company’s Board. For purposes of this exception, the incumbent Board of the Company means those directors who were serving as of August 11, 2008 or whose appointment or election was endorsed by a majority of the incumbent members prior to the date of such appointment or election.

Except as it pertains to subparagraph (II) above, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

2.10 Code. “Code” means the Internal Revenue Code of 1986, as amended, and all lawful regulations and pronouncements promulgated thereunder.

2.11 Committee. “Committee” has the meaning set forth in Section 8.1.

2.12 Company. “Company” means Cliffs Natural Resources Inc. (formerly known as Cleveland-Cliffs Inc) and any successor thereto.

2.13 Compensation. “Compensation” means the Base Salary and Bonus payable with respect to an Eligible Employee for each calendar year.

2.14 Declared Rate. “Declared Rate” for any period means the Moody’s Corporate Average Bond Yield, as adjusted on the first business day of each January, April, July and October.

2.15 Deferral Account. “Deferral Account” means the account maintained on the books of the Employer pursuant to Article V for the purpose of accounting for (i) the amount of Compensation that a Participant elects to defer under the Plan, (ii) the portion of a Cash Award that a Participant elects to defer in cash under the Plan, and (iii) any Profit Sharing Contributions made on behalf of the Participant.

2.16 Deferral Benefit. “Deferral Benefit” means the benefit payable to a Participant or his or her Beneficiary pursuant to Article VI and based on such Participant’s Account.

2.17 Deferred Share Award Account. “Deferred Share Award Account” means the account maintained on the books of the Employer for a Participant pursuant to Article V.

2.18 Deferred Share Award Benefit. “Deferred Share Award Benefit” means the benefits payable in Shares to a Participant or his or her Beneficiary pursuant to Article V and based on such Participant’s Deferred Share Award Account.

2.19 Determination Date. “Determination Date” means a date on which the amount of a Participant’s Account is determined as provided in Article V. The last business day of each month and any other date selected by the Committee shall be a Determination Date.

2.20 Disability. “Disability” means, with respect to any Participant, that such Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, either (i) unable to engage in any substantial gainful activity, or (ii) receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company. Without limitation, for purpose of this Plan, a Participant will be deemed to have a Disability if the Participant is determined to be totally disabled by the Social Security Administration, or is determined to be disabled in accordance with a disability insurance program of the Company or any Selected Affiliate (provided that the definition of disability applied under such disability insurance program complies with the requirements of Section 409A of the Code).

2.21 Eligible Employee. “Eligible Employee” means a corporate officer of the Company or a Mine Manager of the Company or any Employer and any employee of the Company or an Employer who exceeds the Section 415 of the Code limit under the Savings Plan as a result of a discretionary Profit Sharing Contribution to the Savings Plan.

2.22 Emergency. “Emergency” means a severe financial hardship to a Participant within the meaning of Section 409A of the Code resulting from: (i) an illness or accident of the Member or the Member’s spouse or dependent (as defined in Code Section 152 without regard to Code Sections 152(b)(1), (b)(2) and (d)(1)(B)); (ii) loss of the Participant’s property due to casualty; or (iii) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, and as discussed in Section 6.2.

2.23 Employer. “Employer” means, with respect to the Participant, the Company or the Selected Affiliate which pays such Participant’s Compensation.

2.24 Fair Market Value. “Fair Market Value” means, prior to January 1, 2009, the average of the highest and lowest sales prices of a Share on the specified date (or, if no Share was traded on such date, on the next preceding date on which it was traded) as reported in The Wall Street Journal. On or after January 1, 2009, “Fair Market Value” means the closing price of a Share on the last day prior to the specified date that a Share traded as reported in The Wall Street Journal.

2.25 Matching Account. “Matching Account” means the account maintained on the books of an Employer pursuant to Article V for the purpose of accounting for the Matching Amount for each Participant.

2.26 Matching Amount. “Matching Amount” means the amount credited to a Participant’s Matching Account under Section 4.1.

2.27 Matching Formula. “Matching Formula” means the matching contribution formula in effect for a specific Plan Year under the Savings Plan.

2.28 1992 or 2007 Incentive Equity Plan. “1992 or 2007 Incentive Equity Plan” means, as applicable, (i) the Company’s 1992 Incentive Equity Plan (as Amended and Restated as of May 13, 1997), as amended, or (ii) the Company’s 2007 Incentive Equity Plan, as amended.

2.29 Participant. “Participant” means any Eligible Employee who elects to participate by filing a Participation Agreement as provided in Section 3.2, in Annex A or in Annex B.

2.30 Participation Agreement. Participation Agreement” means the agreement filed by a Participant, in the form prescribed by the Committee, pursuant to Section 3.2, Annex A or Annex B.

2.31 Performance-Based Compensation. “Performance-Based Compensation” means the amount awarded to a Participant as a Cash Award or Share Award for a Plan Year (i) the amount of which, or the entitlement to which, is contingent on the satisfaction of organizational or individual performance criteria relating to a performance period of at least 12 consecutive months, provided that such criteria have been established in writing by not later than 90 days after the commencement of the period of service to which the criteria relates and the outcome is substantially uncertain at the time the criteria are established and (ii) that has been designated by the Committee as “Performance-Based Compensation” under this Plan.

2.32 Plan. “Plan” means the Cliffs Natural Resources Inc. (formerly known as Cleveland-Cliffs Inc) 2005 Voluntary Non Qualified Deferred Compensation Plan, as amended and restated as of January 1, 2005, as amended from time to time. The Plan includes Annex A and Annex B.

2.33 Plan Accounts. “Plan Accounts” means a Participant’s Deferral Account, Matching Account and Deferred Share Award Account.

2.34 Plan Year. “Plan Year” means a twelve month period commencing January 1 and ending the following December 31.

2.35 Profit Sharing Contribution. “Profit Sharing Contribution” means the amount, if any, that is contributed to this Plan by an Employer on behalf of a Participant in lieu of a discretionary profit sharing contribution that cannot be made to the Savings Plan because such contribution exceeds the limit under Section 415 of the Code.

2.36 Savings Plan. “Savings Plan” means, with respect to a Participant, whichever of the Cliffs and Associated Employers Salaried Employees Supplemental Retirement Savings Plan (renamed as the Cleveland-Cliffs Inc and Associated Employers Salaried Employees Savings Plan, effective January 1, 2007) or the Northshore Mining Company and Silver Bay Power Company Retirement Savings Plan to which he or she is eligible to contribute.

2.37 Selected Affiliate. “Selected Affiliate” means any corporation or business organization during any period in which it is a member of a controlled group of corporations or trades or businesses within the meaning of Sections 414(b) and 414(c) of the Code provided that in such Code Sections “50%” shall be used wherever “80%” appears, which controlled group includes the Company, but, in each case, only during the periods any such corporation, business organization or member would be so considered under Section 414(b) or 414(c) of the Code.

2.38 Share. “Share” means a share of common stock of the Company.

2.39 Share Ownership Guidelines. “Share Ownership Guidelines” means the Cleveland-Cliffs Inc Directors’ and Officers’ Share Ownership Guidelines, as amended from time to time.

2.40 Share Award. Share Award” means any compensation payable in Shares to an Eligible Employee for his or her services to the Company or a Selected Affiliate pursuant to the Company’s 1992 or 2007 Incentive Equity Plan.

2.41 Subsidiary. Subsidiary” means an entity in which the Company directly or indirectly beneficially owns 50% or more of the outstanding securities entitled to vote generally in the election of directors.

2.42 Termination of Service. “Termination of Service” means the “separation from service” for purposes of Section 409A of the Code of any Participant or former Participant from the Company and all Selected Affiliates, generally including the severance of such employee’s employment relationship with the Company and all Selected Affiliates for any reason, voluntarily or involuntarily, and with or without cause, including without limitation, quit, discharge, retirement, disability, death, failure to return to active employment at the end of a leave of absence (including military leave, sick leave, or other bona fide leave of absence) or permanent decrease in service to the Company and all Selected Affiliates to a level that is no more than twenty percent (20%) of its prior level, as described below. For this purpose, whether a separation from service has occurred is determined based on whether it is reasonably anticipated that no further services will be performed by such employee after a certain date or that the level of bona fide services the employee will perform after such date (whether as an employee or as an independent contractor) would permanently decrease to no more than twenty percent (20%) of the average level of bona fide services performed (whether as an employee or an independent contractor) over the immediately preceding thirty-six (36) month period (or the full period of services if the employee has been providing services for less than thirty-six (36) months). The transfer of an employee from the Company or a Selected Affiliate to the Company or another Selected Affiliate shall not constitute a Termination of Service for purposes of this Plan.

2.43 Unit. Unit” means an accounting unit equal in value to one (1) Share. The number of Units included in any Deferred Share Award Account shall be adjusted as appropriate to reflect any stock dividend, stock split, recapitalization, merger, spinoff or other similar event affecting Shares.

ARTICLE III

ELIGIBILITY, PARTICIPATION AND DEFERRAL ELECTIONS

3.1 Eligibility. Eligibility to participate in the Plan for any Plan Year with respect to deferral of Compensation or a Cash Award or Share Award is limited to Eligible Employees.

3.2 Participation. Participation in the Plan shall be limited to Eligible Employees who elect to participate in the Plan each year by filing a Participation Agreement with the Committee.

(a) Initial Deferral Election. No later than December 31 in each Plan Year, an Eligible Employee shall file a properly completed and executed Participation Agreement with the Committee. Such Participation Agreement may elect to defer:

(i) up to 50% of the Participant’s Base Salary to be paid in the next Plan Year;

(ii) up to 100% of the Participant’s Bonus to be paid for the next Plan Year which Bonus may be payable no later than the fifteenth (15th) day of the third (3rd) month of the second Plan Year following the filing of the Participation Agreement;

(iii) up to 100% of the Participant’s Cash Award payable for the performance period ending at the end of the next Plan Year and which would otherwise be payable no later than the fifteenth (15th) day of the third (3rd) month of the second Plan Year following the filing of the Participation Agreement; and

(iv) up to 100% of the Participant’s Share Award payable for the performance period ending at the end of the next Plan Year and which would otherwise be payable no later than the fifteenth (15th) day of the third (3rd) month of the second Plan Year following the filing of the Participation Agreement.

Any such deferral election shall specify the date or events when the deferred amount shall be paid or commence to be paid, other than in the event of death or Disability, which may be:

(1) at a fixed date which date shall be at least:

(A) one (1) year after the date such Base Salary, Bonus, Cash Award, or Share Award would otherwise be payable provided that, in the case of a Cash Award or Share Award, such Award is a Performance-Based Award; or

(B) five (5) years after the date such Cash Award or Share Award would otherwise be payable if the Award is not a Performance-Based Award;

(2) on a date which is the 6-Month Date;

(3) on the earlier to occur of (1) and (2) above; or

(4) on the later to occur of (1) and (2) above.

Such deferral election shall also specify the method of payment of the deferred amount which shall be either: (I) a lump sum payment, (II) annual installments payable over a period of years selected by the Participant up to fifteen (15) years, or (III) a combination of (I) and (II).

A Participant may change any provision of his or her deferral election by filing a written notice thereof with the Committee no later than such December 31st, after which such an election becomes irrevocable.

(b) Initial Eligibility Election. In the event that an Eligible Employee first becomes eligible to participate in the Plan or first commences employment during the course of a Plan Year, a properly completed and executed Participation Agreement in accordance with Section 3.2(a) may be filed with the Committee not later than 30 days following the later of his or her eligibility date or date of employment; provided, however, that a Participant is first eligible to participate in this Plan only if the Participant is not a participant in any other agreement, method, program or arrangement that, along with this Plan, would be treated as a single nonqualified deferred compensation plan under Section 409A of the Code. A deferral election will be irrevocable as of the last permissible date for making such election, as described in this Section 3.2(b).

(c) Certain Transferred Employees. If an employee is transferred to a position where he is an Eligible Employee during the middle of a Plan Year and prior to his transfer he or she was a participant in any other agreement, method, program or arrangement that, along with this Plan, would be treated as a single nonqualified deferred compensation plan under Section 409A of the Code, such Eligible Employee shall be treated as follows:

(i) Such Eligible Employee shall not participate in this Plan for the balance of the Plan Year if, under the terms of such other arrangement, he continues to participate in such arrangement; or

(ii) Such Eligible Employee shall participate in this Plan for the balance of the Plan Year based on the elections which the Eligible Employee made under the other arrangement if, under the terms of such other arrangement, he or she does not continue to participate in such arrangement.

(d) Subsequent Deferral Election. Any election as to the date or form of payment of amounts deferred under a Participation Agreement may be changed by the Participant at any time and from time to time without the consent of any other person; provided that any revision to the date or form of payment (based on the alternatives available in Section 3.2(a)) shall be made by submitting a completed Participation Change Form to the Committee and:

(i) the election change may not take effect until at least 12 months after the date on which such election change is made;

(ii) the payment with respect to which such election change is made must be deferred (other than a distribution upon death or Emergency Benefit) for a period of not less than five (5) years from the date such payment would otherwise have been paid; and

(iii) any election change affecting a distribution at a specified time (or pursuant to a fixed schedule) may not be made less than 12 months before the date the payment is scheduled to be paid. A subsequent election will become irrevocable as of the date it becomes effective under (i) above or, if later, the last permissible date for making such election under (iii) above.

Notwithstanding the foregoing, a subsequent deferral election with respect to an election under Section 3.2(a)(3) or (4) may be utilized for only one of the alternatives offered under those Sections. Thus, for example, if a Participant elected the earlier of a fixed date or the 6-Month Date, the subsequent deferral election may apply to (1) both the fixed date and the 6-Month Date or (2) either the fixed date or the 6-Month Date.

(e) Installment Payments. Each installment payment in a series of installment payments under this Plan shall be treated as a separate payment for purposes of applying the requirements of Section 409A of the Code and Section 3.2(d) hereof relating to subsequent deferral elections.

3.3 Deferral of Profit Sharing Contributions. The Profit Sharing Contribution an Employer makes on behalf of a Participant, if any, will automatically be deferred into the Participant’s Deferral Account with a deemed election form of a single lump sum. Unless the Participant makes a subsequent deferral election pursuant to Section 3.2(d), a Participant’s Profit Sharing Contributions will be paid in the form of a single lump sum payment on the earlier of the 6-Month Date or as soon as reasonably possible after the death or Disability of the Participant.

3.4 Ineligible Participant. Notwithstanding any other provisions of this Plan to the contrary, if the Committee determines that any Participant may not qualify as a “management or highly compensated employee” within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or regulations thereunder, such Participant shall cease to be eligible to make any future deferral elections under Section 3.2(a). This provision shall not impact the term of any Participation Agreement which has become effective or the time and form or payment of amounts credited to such Participant’s Accounts, which will be distributed by the Employer only in accordance with the other provisions hereof, provided however, that such a Participant shall not be eligible to make any further subsequent elections to delay payment of benefits, until such time as he is later determined by the Administrator to have returned to status as a member of a “select group of management or highly compensated employees” within the meaning of ERISA.

3.5 Persons Ceasing to be Eligible Employees. If an Eligible Employee ceases to be an Eligible Employee during the middle of a Plan Year but remains an employee of the Company or any Subsidiary, such employee will continue to participate in this Plan until the end of such Plan Year in accordance with his or her Participation Agreement for the Plan Year.

ARTICLE IV

MATCHING AMOUNTS AND CREDITING OF DEFERRED COMPENSATION, MATCHING AMOUNTS AND CASH AWARDS

4.1 Matching Amounts. An Employer shall provide Matching Amounts under this Plan with respect to each Participant who is eligible to be allocated matching contributions under the Savings Plan. The total Matching Amounts under this Plan on behalf of a Participant for each Plan Year shall equal (i) the amount which would be determined by applying the Matching Formula to the Compensation deferred by a Participant under Section 3.2(a)(i) and under the applicable Savings Plan, less (ii) the Employer matching contributions allocated to the Participant under the Savings Plan for such Plan Year.

4.2 Crediting Deferred Compensation, Matching Amounts and Cash Awards.

(a) The amount of Compensation that a Participant elects to defer shall be credited by the Employer to the Participant’s Deferral Account as of the time such Compensation would otherwise become payable to the Participant.

(b) The amount of any Cash Award that a Participant elects to defer shall be credited to the Participant’s Deferral Account as of the time such Cash Award would otherwise become payable to the Participant.

(c) The Matching Amount under the Plan for each Participant shall be credited by the Employer to the Participant’s Matching Account at the same time that matching contributions are allocated under the Savings Plan.

(d) The number of Shares in a Share Award or percentage of Share Awards that a Participant elects to defer shall be credited to the Participant’s Deferred Share Award Account in Units as of the time such Share Award would otherwise become payable to the Participant. The number of Units credited to the Participant’s Deferred Share Award Account shall be equal to the number of Shares of a Participant’s Share Award which the Participant has elected to defer.

(e) The Profit Sharing Contributions for each Participant, if any, shall be credited by the Employer to the Participant’s Deferral Account at the same time that Profit Sharing Contributions are allocated under the Savings Plan.

ARTICLE V

BENEFIT ACCOUNTS

5.1 Investment of Deferral and Matching Accounts. As soon as practicable after the crediting of any amount to a Participant’s Deferral Account or Matching Account, the Company may, in its sole discretion, direct that the Company invest the amount credited, in whole or in part, in such property (real, personal, tangible or intangible), other than securities of the Company, (collectively the “Investments”), as the Committee shall direct, or may direct that the Company retain the amount credited as cash to be added to its general assets. The Committee may, but is under no obligation to, direct the investment of amounts credited to a Participant’s Deferral Account or Matching Account in accordance with requests made by the Participant and communicated to the Committee. Earnings from Investments shall be credited to a Participant’s Deferral Account or Matching Account and shall be reinvested, as soon as practicable, in the manner provided above. The Company shall be the sole owner and beneficiary of all Investments, and all contracts and other evidences of the Investments shall be registered in the name of the Company. The Company, under the direction of the Committee, shall have the unrestricted right to sell any of the Investments included in any Participant’s Deferral Account or Matching Account, and the unrestricted right to reinvest the proceeds of the sale in other Investments or to credit the proceeds of the sale to a Participant’s Deferral Account or Matching Account as cash. Amounts credited to a Participant’s Deferral Account or Matching Account that are not invested in Investments shall be credited to a Participant’s Account as cash.

5.2 Determination of Account. As of each Determination Date, a Participant’s Account shall consist of the following: (i) the balance of the Participant’s Account as of the immediately preceding Determination Date, plus (ii) the Participant’s deferred Compensation, Matching Amounts, and deferred Cash Awards credited pursuant to Section 4.2 since the immediately preceding Determination Date and any earnings and/or income credited to such amounts pursuant to Sections 5.1 and 5.3 as of such Determination Date, minus (iii) any losses or other diminution in the value of assets in such Account since the immediately preceding Determination Date, minus (iv) the aggregate amount of distributions, if any, made from such Participant’s Account since the immediately preceding Determination Date.

5.3 Crediting of Interest. As of each Determination Date, the amounts credited to a Participant’s Account as cash shall be increased by the amount of interest earned since the immediately preceding Determination Date. Interest shall be credited at the Declared Rate as of such Determination Date based on the balance of the cash amounts credited to the Account since the immediately preceding Determination Date, but after such Account has been adjusted for any contributions or distributions to be credited or deducted for such period. Interest for the period prior to the first Determination Date applicable to a Participant’s Account shall be deemed earned ratably over such period.

5.4 Determination of Deferred Share Award Account. On any particular date, a Participant’s Deferred Share Award Account shall consist of the aggregate number of Units credited thereto pursuant to Section 4.2(d), plus any dividend equivalents credited pursuant to Section 5.5, minus the aggregate amount of distributions, if any, made from such Deferred Share Award Account.

5.5 Crediting and Deferral of Dividend Equivalents. Each Deferred Share Award Account shall be credited, as of the payment date of any cash dividend paid on Shares, with additional Units equal in value to the amount of cash dividends paid by the Company on that number of Shares equivalent to the Units in such Deferred Share Award Account on such payment date. Such dividend equivalents shall be valued using Fair Market Value. A Participant may elect to convert the Units representing such dividend equivalents to cash to be credited to his or her Deferral Account by filing a written notice thereof with the Committee no later than the time specified in Section 3.2(a) or (b) hereof, after which such election becomes irrevocable with respect to cash dividends paid after the Plan Year in which such notice is filed with the Committee. Until a Participant or his or her Beneficiary receives his or her entire Deferred Share Award Account, the unpaid balance thereof credited in Units shall earn dividend equivalents as provided in this Section 5.5. A Participant may elect to receive a fixed date distribution of a Cash Dividend Benefit equal to the amount of the dividend equivalent to be credited to his or her Deferred Share Award Account pursuant to Section 5.5 as of the payment date of a cash dividend on Shares. A Participant’s election for a Cash Dividend Benefit shall be filed in writing with the Committee not later than the last day of the second Plan Year preceding the date the dividend equivalent otherwise would be so credited to his or her Deferred Share Award Account.

5.6 Statements. The Committee shall cause to be kept a detailed record of all transactions affecting each Participant’s Account and Deferred Share Award Account and shall provide to each Participant as soon as administratively practicable after the close of each Plan Year, a written statement setting forth a description of the Investments and Units in such Participant’s Account and Deferred Share Award Account and the cash balance, if any, of such Participant’s Account, as of the last day of the preceding Plan Year and showing all adjustments made thereto during such Plan Year.

5.7 Vesting of Account. A Participant shall be 100% vested in his or her Account and Deferred Share Award Account at all times.

ARTICLE VI

PAYMENT OF BENEFITS

6.1 Payment of Deferral Benefit and Deferred Share Award Benefit. Upon the date elected by the Participant for the payment of his Deferral Benefit or his Deferred Share Award Benefit pursuant to Section 3.2(a), 3.2(b) or Section 3.2(d) hereof, as the case may be, such benefit shall be paid in a lump sum or annual installments as the Participant has elected.

6.2 Emergency Benefit. In the event that the Committee, upon written petition of a Participant, determines, in its sole discretion, that the Participant has suffered an Emergency, the Employer shall permit the withdrawal of all or any part of a Participant’s Accounts and shall pay to the Participant, as soon as practicable following such determination, an amount necessary to meet the Emergency, but not exceeding the amount reasonably necessary to relieve the Emergency upon which the request is based, plus the federal and state taxes due on the withdrawal, as determined by the Committee. The Committee may require a Participant who requests a withdrawal on account of an Emergency to submit such evidence as the Committee, in its sole discretion, deems necessary or appropriate to substantiate the circumstances upon which the request is based and the unavailability of other resources with which the Participant may relieve the Emergency.

Cash needs arising from foreseeable events such as the purchase of a house or education expenses for children shall not be considered to be the result of an unforeseeable financial emergency such to constitute an Emergency. The amount of the Deferral Benefit and Deferred Share Award Benefit otherwise payable under the Plan to such Participant shall be adjusted to reflect the payment of the Emergency benefit.

Anything contained herein to the contrary notwithstanding, a Participant who receives a distribution from the Plan due to an Emergency shall have any current, existing deferral election(s) made under Section 3.2(a) or (b) cancelled, and any later deferral election made under Section 3.2(a) shall apply only to Base Salary, Bonus, Cash Awards or Share Awards that would otherwise be payable at least six (6) months after receipt of such distribution.

Finally, if required by the terms of the Savings Plan, a Participant who receives a hardship distribution under the Savings Plan shall have any current, existing deferral election(s) made under Section 3.2(a) or (b) cancelled, and any later deferral election made under Section 3.2(a) shall apply only to Base Salary, Bonus, Cash Awards or Share Awards that would otherwise be payable at least six (6) months after receipt of such distribution.

6.3 Annual Installment Payments. The amount of each annual installment under Section 3.2 shall be equal to the quotient obtained by dividing the Participant’s Account balance as of the date of such installment payment by the number of installment payments remaining to be made to or in respect of such Participant at the time of calculation.

6.4 Form of Cash Dividend Benefit. The Cash Dividend Benefit payable pursuant to Section 5.5 shall be in the form of a lump sum.

6.5 Form of Distribution Upon Death or Disability. Notwithstanding the foregoing, a Participant’s Accounts (or the remaining portions thereof if payment to the Participant had commenced) shall be distributed to his or her Beneficiary in the form of a single lump sum payment within 60 days following his or her death or Disability.

6.6 Share Ownership Guidelines. Notwithstanding any provision in the Plan to the contrary, no Shares payable under this Article VI that relate to deferrals or matching contributions made on or after January 1, 2007, may be transferred, sold, exchanged or otherwise disposed of by any Participant who is subject to the Share Ownership Guidelines unless and until such Participant is either in compliance with, or no longer subject to, such Share Ownership Guidelines, provided, however, that the Employer shall withhold Shares to the extent necessary to satisfy federal, state or local income tax withholding requirements, as described in Section 10.4. 15

6.7 Small Benefit. At the commencement of distribution, in the event the Committee determines that the balance of all Accounts under the Plan is less than $50,000, the Employer shall pay the benefit in the form of a single lump sum payment within ninety (90) days of the distribution commencement date, notwithstanding any provision of the Plan to the contrary. Such lump sum payment shall be equal to the balance of the Participant’s Account, or the portion thereof payable to a beneficiary.

6.8 Default Distribution Election. If a Participant fails to make an election with respect to his or her Accounts in a timely manner as provided in Section 3.2(a) or (b), distribution shall be made in a single lump sum payment of cash or Shares, as applicable, upon the earliest to occur of the Participant’s death, Disability or 6-Month Date.

6.9 Change in Control Distribution. Notwithstanding any other provision of the Plan, including Annex A and Annex B, in the event of a Change in Control the balances in each Participant’s Accounts shall become nonforfeitable and shall be distributed in a single lump sum in cash and/or Common Shares within three (3) business days after such Change in Control. In addition, any deferral elections in existence on the date of the Change in Control shall be nullified and void.

6.10 Transition Relief under Section 409A of the Code. Distribution elections shall have been made between January 1, 2005 and December 31, 2008 which did not fully conform to the terms and provisions of this Amendment and Restatement of the Plan. Such elections were permitted under the transition relief provisions of Internal Revenue Service Notice 2005-1 and subsequent guidance and shall be given full force and effect. Such elections can be changed in any way allowed by such transition guidance before January 1, 2009. On or after January 1, 2009, any further change in such elections must be made in full conformity with this Amendment and Restatement and the provisions of Section 3.2(d) hereof.

ARTICLE VII

BENEFICIARY DESIGNATION

7.1 Beneficiary Designation. Each Participant shall have the right, at any time, to designate any person or persons as his or her Beneficiary to whom payment under the Plan shall be made in the event of his or her death prior to complete distribution to the Participant of his or her Account(s). Any Beneficiary designation shall be made in a written instrument filed with the Committee and shall be effective only when received in writing by the Committee.

7.2 Amendments. Any Beneficiary designation may be changed by a Participant by the filing of a new Beneficiary designation, which will cancel all Beneficiary designations previously filed.

7.3 No Designation. If a Participant fails to designate a Beneficiary as provided above, or if all designated Beneficiaries predecease the Participant, then the Participant’s designated Beneficiary shall be deemed to be the Participant’s estate.

7.4 Effect of Payment. Payment to a Participant’s Beneficiary (or, upon the death of a Beneficiary, to the Beneficiary’s estate) shall completely discharge the Employer’s obligations under the Plan.

ARTICLE VIII

ADMINISTRATION

8.1 Committee. The administrative committee for the Plan (the “Committee”) shall be those members of the Compensation and Organization Committee of the Board who are not Participants, as long as there are at least three such members. If there are not at least three such non participating persons on the Compensation Committee, the chief executive officer of the Company shall appoint other non participating Directors or Company officers to serve on the Committee. The Committee shall supervise the administration and operation of the Plan, may from time to time adopt rules and procedures governing the Plan and shall have authority to construe and interpret the Plan (including, without limitation, by supplying omissions from, correcting deficiencies in, or resolving inconsistencies and ambiguities in, the language of the Plan).

8.2 Agents. The Committee may appoint an individual, who may be an employee of the Company, to be the Committee’s agent with respect to the day today administration of the Plan. In addition, the Committee may, from time to time, employ other agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Company.

8.3 Binding Effect of Decisions. Any decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan shall be final and binding upon all persons having any interest in the Plan.

8.4 Indemnity of Committee. The Company shall indemnify and hold harmless the members of the Committee and their duly appointed agents under Section 8.2 against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to the Plan, except in the case of gross negligence or willful misconduct by any such member or agent of the Committee.

ARTICLE IX

AMENDMENT AND TERMINATION OF PLAN

9.1 Amendment. The Company, on behalf of itself and of each Selected Affiliate may at any time amend, suspend or reinstate any or all of the provisions of the Plan, except that no such amendment, suspension or reinstatement may adversely affect any Participant’s Account or Deferred Share Award Account, as it existed as of the effective date of such amendment, suspension or reinstatement, without such Participant’s prior written consent, unless such amendment is deemed necessary by the Company to bring this Plan into compliance with Section 409A of the Code or any other applicable law. Written notice of any amendment or other action with respect to the Plan shall be given to each Participant.

Notwithstanding the above paragraph, no future amendment to this Plan shall apply to any Participant’s Plan benefits that were earned and vested on or before December 31, 2004, except to the extent expressly provided in such amendment.

9.2 Termination. The Company, on behalf of itself and of each Selected Affiliate, in its sole discretion, may terminate this Plan at any time and for any reason whatsoever. In the event the Company elects to terminate the Plan as provided in this Section, no distribution of Accounts or payment of benefits shall occur as a result, except as otherwise provided in an amendment to this Plan, including without limitation an amendment to the Plan for the liquidation and termination of the Plan where:

(a) the termination and liquidation does not occur proximate to a downturn in the financial health of the Company and Affiliates;

(b) the Plan and all arrangements required to be aggregated with the Plan under Section 409A of the Code are terminated and liquidated;

(c) no payments, other than those that would be payable under the terms of the Plan and the aggregated arrangements if the termination and liquidation had not occurred, are made within twelve (12) months of the date the Company takes all necessary action to irrevocably terminate and liquidate the Plan;

(d) all payments are made within twenty-four (24) months of the date the Company takes all necessary action to irrevocably terminate and liquidate the Plan; and

(e) the Company or Subsidiaries do not adopt a new arrangement that would be aggregated with any terminated arrangement under Section 409A of the Code, at any time within three (3) years following the date of the date the Company takes all necessary action to irrevocably terminate and liquidate the Plan.

ARTICLE X

MISCELLANEOUS

10.1 Funding. Participants, their Beneficiaries, and their heirs, successors and assigns, shall have no secured interest or claim in any property or assets of the Employer. The Employer’s obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Employer to pay money in the future. Notwithstanding the foregoing, in the event of a Change in Control (that does not result in a change in the financial health of the Company), the Company shall create an irrevocable trust to hold funds to be used in payment of the obligations of the Employers under the Plan, and the Company shall fund such trust in an amount equal to no less than the total value of the Participants’ Accounts or Deferred Share Award Accounts under the Plan as of the Determination Date immediately preceding the Change in Control, provided that any funds contained therein shall remain liable for the claims of the respective Employer’s general creditors.

10.2 Nonassignability. No right or interest under the Plan of a Participant or his or her Beneficiary (or any person claiming through or under any of them) shall be assignable or transferable in any manner or be subject to alienation, anticipation, sale, pledge, encumbrance or other legal process or in any manner be liable for or subject to the debts or liabilities of any such Participant or Beneficiary. If any Participant or Beneficiary shall attempt to or shall transfer, assign, alienate, anticipate, sell, pledge or otherwise encumber his or her benefits hereunder or any part thereof, or if by reason of his or her bankruptcy or other event happening at any time such benefits would devolve upon anyone else or would not be enjoyed by him or her, then such assignment shall be void ab initio.

10.3 Legal Fees and Expenses. It is the intent of the Company and each Selected Affiliate that following a Change in Control no Eligible Employee or former Eligible Employee be required to incur the expenses associated with the enforcement of his or her rights under this Plan by litigation or other legal action because the cost and expense thereof would substantially detract from the benefits intended to be extended to an Eligible Employee hereunder. Accordingly, if it should appear that the Employer has failed to comply with any of its obligations under this Plan or in the event that the Employer or any other person takes any action to declare this Plan void or unenforceable, or institutes any litigation designed to deny, or to recover from, the Eligible Employee the benefits intended to be provided to such Eligible Employee hereunder, the Employer irrevocably authorizes such Eligible Employee from time to time to retain counsel of his or her choice, at the expense of the Employer as hereafter provided, to represent such Eligible Employee in connection with the initiation or defense of any litigation or other legal action, whether by or against the Employer or any director, officer, stockholder or other person affiliated with the Employer in any jurisdiction. Notwithstanding any existing or prior attorney client relationship between the Employer and such counsel, the Employer irrevocably consents to such Eligible Employee’s entering into an attorney client relationship with such counsel, and in that connection the Employer and such Eligible Employee agree that a confidential relationship shall exist between such Eligible Employee and such counsel. The Employer shall pay and be solely responsible for any and all attorneys’ and related fees and expenses incurred by such Eligible Employee as a result of the Employer’s failure to perform under this Plan or any provision thereof; or as a result of the Employer or any person contesting the validity or enforceability of this Plan or any provision thereof. The Employer agrees to reimburse an Eligible Employee or pay directly to such counsel any and all reasonable costs and expenses (including but not limited to reasonable attorneys’ fees) an Eligible Employee may incur in connection with such failure to perform under the Plan with such reimbursement to occur no later than the end of the taxable year following the taxable year in which such expense was incurred. In addition, the amounts eligible for reimbursement during any one taxable year under this Section 10.3 may not affect the expenses eligible for reimbursement in any other taxable year under this Section 10.3.

10.4 Withholding Taxes. The Employer shall withhold the minimum amount of taxes which it determines it is required by law or required by the terms of this Plan to withhold in connection with any recognition of income incident to this Plan payable in cash or Shares to a Participant or Beneficiary. In the event of a taxable event occurring with regard to Shares on or after the date that the Shares become nonforfeitable, the Employer shall reduce the fewest number of such Shares credited to the Participant or Beneficiary’s Accounts for the Fair Market Value of such Shares to equal (or exceed by not more than the Fair Market Value of a single Share) the Participant’s or other person’s “Minimum Withholding Tax Liability” resulting from such recognition of income. The Employer shall pay cash equal to such Fair Market Value to the appropriate taxing authority for purposes of satisfying such withholding responsibility. If a distribution or other event does not result in any withholding tax liability as a result of the Participant’s election to be taxed at an earlier date or for any other reason, the Company shall not reduce the Shares credited to such Account. For purposes of this Section 10.4, a person’s “Minimum Withholding Tax Liability” is the product of: (a) the aggregate minimum applicable federal and applicable state and local income withholding tax rates on the date of a recognition of income incident to the Plan; and (b) the Fair Market Value of the Shares recognized as income to the Participant or other person determined as of the date of recognition of income, or other taxable amount under applicable statutes.

10.5 Captions. The captions contained herein are for convenience only and shall not control or affect the meaning or construction hereof.

10.6 Governing Law. The provisions of the Plan shall be construed and interpreted according to the laws of the State of Ohio.

10.7 Successors. The provisions of the Plan shall bind and inure to the benefit of the Company, its selected Affiliates, and their respective successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise, acquire all or substantially all of the business and assets of the Company or a Selected Affiliate and successors of any such corporation or other business entity.

10.8 Right to Continued Service. Nothing contained herein shall be construed to confer upon any Eligible Employee the right to continue to serve as an Eligible Employee of the Employer or in any other capacity.

10.9 Prior Plan Provisions. The provisions of the Plan in effect prior to January 1, 2005 shall govern amounts which were earned and vested prior to such date.

10.10 Section 409A Compliance. It is the intention and purpose of the Company that this Plan shall be, at all relevant times, in compliance with (or exempt from) Section 409A of the Code and all other applicable laws, and this Plan shall be so interpreted and administered. In addition to the general amendment rights of the Company with respect to the Plan, the Company specifically retains the unilateral right (but not the obligation) to make, prospectively or retroactively, any amendment to this Plan or any related document as it deems necessary or desirable to more fully address issues in connection with compliance with (or exemption from) Section 409A of the Code and such other laws. In no event, however, shall this section or any other provisions of this Plan be construed to require the Company to provide any gross-up for the tax consequences of any provisions of, or payments under, this Plan and the Company shall have no responsibility for tax or legal consequences to any Participant (or Beneficiary) resulting from the terms or operation of this Plan.

Executed this 11th day of November, 2008.

CLIFFS NATURAL RESOURCES INC.

By: /s/ William A. Brake

Its: Executive Vice President – Human and Technical Resources

ANNEX A

CLIFFS NATURAL RESOURCES INC. (formerly known as CLEVELAND-CLIFFS INC)

MANAGEMENT SHARE ACQUISITION PROGRAM

Terms and Conditions

ARTICLE I

ESTABLISHMENT

A 1.1 Establishment.

(a) This Article contains the following terms and conditions applicable to the MSAP.

(b) Credits, distributions and issuances of Shares under the MSAP may be made under the 1992 or 2007 Incentive Equity Plan or otherwise.

A 1.2 Term of MSAP. The MSAP shall terminate upon the earliest of (a) the termination of the Plan, or (b) the termination by the Company of the MSAP, each in accordance with section 9.2 of the Plan.

ARTICLE II

DEFINITIONS

A 2.1 Special Definitions Applicable to the MSAP. Unless provided otherwise in the MSAP, all capitalized terms shall have the same meanings as set forth in the Plan. For purposes of the MSAP, the following terms shall be defined as set forth below:

“Account” means the bookkeeping account maintained for each Participant showing his or her interest under the MSAP. An Account shall consist of a “Cash Account,” a “Deferred Shares Account” and a “Matching Shares Account”. The number of Shares in an Account shall be adjusted as appropriate to reflect any stock dividend, stock split, recapitalization, merger, spinoff or other similar event affecting Shares.

“Deferral Commitment” means an agreement by a Participant in a Participation Agreement (in accordance with Article III of the Plan) to have a specified percentage or dollar amount of his or her Bonus deferred under the MSAP for a specified period in the future.

“Deferred Shares” means the Shares notionally credited to a Participant’s Deferred Shares Account.

“Insider Participant” means any Participant who is required to file reports with the Securities and Exchange Commission pursuant to Section 16(a) of the Exchange Act, and any rules promulgated thereunder.

“Matching Shares” means the notional Shares credited to a Participant’s Matching Shares Account pursuant to Section A 5.1(a) and/or restricted shares issued to a Participant pursuant to Section A 5.1(b), as the context requires.

“Quarter Date” means the last day of a calendar quarter.

“Retirement” means retirement from active employment with the Company and each of its Selected Affiliates on or after attaining age 65 or, if earlier, the age at which the Participant may retire with an unreduced normal retirement benefit under the tax-qualified pension benefit plan sponsored by the Company or a Selected Affiliate and applicable to the Participant, or early retirement under such plan with the consent of the Committee.

“Settlement Date” means the date provided herein or in the Plan for distribution of all or a portion of the amounts deferred during a Plan Year.

ARTICLE III
PARTICIPATION

A 3.1 Participation. Any Eligible Employee may participate in the MSAP.

A 3.2 Duration of Participation. Participation in the MSAP shall continue as long as the Participant is eligible to receive benefits under the MSAP.

ARTICLE IV
DEFERRALS AND VOLUNTARY AMOUNTS

A 4.1 Amount of Deferral. As determined by the Committee with respect to each Plan Year, a Participant may elect to defer a specified dollar amount or percentage of his or her Bonus in accordance with Section 3.2(a) or (b) of the Plan. A Participant’s deferral election under a Participation Agreement pursuant to Section 3.2(a) or (b) shall designate the time of distribution for the Participant’s MSAP Accounts (that is, the Participant’s Cash Account, Deferred Shares Account and Matching Shares Account) for such Plan Year which date must be (a) the 6-Month Date, (b) a specified date which is no earlier than the first day of the sixth Plan Year following the Plan Year when the Bonus would have otherwise been payable, or (c) the earlier of (a) or (b). In the event that a Participant fails to make an election under this Section A 4.1 or makes an improper election hereunder, the Participant’s MSAP Accounts shall be distributed on the earlier of January 15 in the sixth Plan Year after the Plan Year when the Bonus would otherwise have been paid or the 6-Month Date.

A 4.2 Automatic Deferrals. A Participant’s Bonus in excess of amounts deductible by the Company with respect to a Plan Year under Section 162(m) of the Code may be deferred under the MSAP under rules adopted by the Committee, so long as such rules comply with Section 409A of the Code and Section 3.2 of the Plan.

ARTICLE V
MATCHING CONTRIBUTIONS

A 5.1 Matching Contributions.

The Company shall at the discretion of the Committee either

(a) credit to the Participant’s Matching Shares Account 25% of the amounts allocated to his or her Deferred Shares Account directly as the result of Bonus deferrals made pursuant to Section A 4.1, but no such credit shall be made as the result of allocation of dividends pursuant to Section A 6.4. (Matching Shares credited pursuant to this Subsection shall become nonforfeitable in accordance with Section A 6.6); or

(b) issue restricted shares equal in number to 25% of the amounts allocated to his or her Deferred Shares Account directly as the result of Bonus deferrals made pursuant to Section A 4.1, but no such issuance shall be made as the result of allocation of dividends pursuant to Section A 6.4. (Restricted shares issued pursuant to this Subsection shall become nonforfeitable five years after the issuance, subject to such conditions of continuous employment and continuous share ownership as are set forth in a restricted share agreement by and between the Company and the Participant).

ARTICLE VI

PARTICIPANT ACCOUNTS

A 6.1 Establishment of Accounts. The Company, through its accounting records, shall establish a Deferred Shares Account and a Cash Account, and, as necessary, a Matching Shares Account for each Participant who elects to defer a Bonus as provided in Section A 4.1.

A 6.2 Crediting of Deferral Commitments and Matching Contributions. The portion of a Participant’s Bonus that is deferred pursuant to a Deferral Commitment and any related matching contribution under Section A 5.1(a) shall be credited to the Participant’s Deferred Shares Account and Matching Shares Account, respectively, as of the date the corresponding non deferred portion of the Bonus would have been paid to the Participant; provided, however, that the portion of a Participant’s Bonus that is deferred pursuant to Section A 4.2 shall be credited to the Participant’s Account as of the date the Bonus would have been paid to the Participant absent the application of Section A 4.2. From January 1, 2005 through December 31, 2008, as of such payment date, (a) the credits to each Participant’s Deferred Shares Account for each such payment date, shall be deemed invested in a number of whole Deferred Shares determined by dividing such credits by the Fair Market Value for such date, and (b) the credits for such date to each Participant’s Matching Shares Account shall be deemed invested in a number of whole Matching Shares determined by dividing such credits by the Fair Market Value for such date. Fractional Shares shall be credited to the Cash Account. On or after January 1, 2009, as of such payment date, (i) the credits to each Participant’s Deferred Shares Account for each such payment date, shall be deemed invested in a number of Deferred Shares computed to the nearest one one-thousandth (1/1000) of a Share determined by dividing such credits by the Fair Market Value for such date, and (ii) the credits for such date to each Participant’s Matching Shares Account shall be deemed invested in a number of Matching Shares computed to the nearest one one-thousandth (1/1000) of a Share determined by dividing such credits by the Fair Market Value for such date.

A 6.3 Determination of Accounts.

(a) The balance credited to each Participant’s Account as of a particular date shall equal the amount credited pursuant to Section A 6.2, and shall be adjusted in the manner provided in Section A 6.4.

(b) The Company through its accounting records, shall maintain a separate and distinct record of the amount in each Account for each Plan Year as adjusted to reflect income and distributions.

A 6.4 Adjustments to Accounts.

(a) Each Account shall be credited, as of the payment date of any cash dividend paid on Shares, with additional Deferred Shares and Matching Shares equal in value to the amount of cash dividends paid by the Company on that number of Shares equivalent to the respective number of Deferred Shares and Matching Shares in such Account on such payment date. From January 1, 2005 through December 31, 2008, the additional Shares shall be calculated by dividing the dollar value of such dividend equivalents by the Fair Market Value at the dividend payment date. Fractional Shares shall be credited to the Cash Account. On or after January 1, 2009, the additional Shares shall be calculated to the nearest one one-thousandth (1/1000) of a Share by dividing the dollar value of such dividend equivalents by the Fair Market Value at the dividend payment date.

(b) A Participant may elect to convert the Deferred Shares representing a portion of such dividend equivalents to cash to be credited to his or her Cash Account by filing a written notice thereof with the Committee, which shall be effective only with respect to cash dividends paid after the Plan Year in which such notice is filed with the Committee. As of each Determination Date, Cash Accounts shall be increased by the amount of interest earned since the immediately preceding Determination Date. Interest shall be credited at the Declared Rate as of such Determination Date based on the balance of the cash amounts credited to the Cash Account since the immediately preceding Determination Date, but after such Cash Account has been adjusted for any contributions or distributions to be credited or deducted for such period. Interest for the period prior to the first Determination Date applicable to a Participant’s Cash Account shall be deemed earned ratably over such period. Until a Participant or his or her Beneficiary receives his or her entire Account, the unpaid balance thereof credited in Deferred Shares and Matching Shares shall be credited with dividend equivalents as provided in this Subsection, except as provided in Section A 7.2.

(c) Each Participant’s Account shall be immediately debited with the amount of any distributions under Article VIII to or on behalf of the Participant or, in the event of his or her death, his or her Beneficiary.

A 6.5 Statement of Accounts. As soon as practicable after the end of each calendar quarter, a statement shall be furnished to each Participant or, in the event of his or her death, to his or her Beneficiary showing the status of his or her Account as of the end of the calendar quarter, any changes in his or her Account since the end of the immediately preceding calendar quarter, and such other information as the Committee shall determine.

A 6.6 Vesting of Accounts.

(a) Except as provided in Section A 6.7, each Participant shall at all times have a nonforfeitable interest in his or her Deferred Shares Account balance and his or her Cash Account balance.

(b) Matching Shares attributable to credits pursuant to Section A 5.1(a) in a Participant’s Matching Shares Account with respect to a Plan Year, and additional Matching Shares attributable to dividend credits with respect to such Matching Shares pursuant to Section A 6.4(a)(i), shall become nonforfeitable as of the fifth anniversary of the crediting of the Matching Shares pursuant to Section A 5.1(a) (the “vesting period”), provided that:

(i) the Participant has remained in the continuous employ of the Company or a Selected Affiliate during the applicable vesting period; and

(ii) the Participant, during the applicable vesting period, does not receive a distribution of deemed Shares credited to his or her Deferred Shares Account as the result of the deferral by the Participant of the Bonus which relates to the crediting of the Matching Shares pursuant to Section A 5.1(a).

(c) Notwithstanding the provisions of Subsection (b) of this Section, the nonvested portion of a Participant’s Account will become immediately nonforfeitable in the event of the Participant’s death, Disability, or upon the occurrence of a Change in Control of the Company.

(d) Notwithstanding the provisions of Subsection (b) of this Section, the nonvested portion of a Participant’s Account will become nonforfeitable in the event of the Participant’s Retirement, provided that the Participant does not receive a distribution from the MSAP of the Shares attributable to the Deferred Shares relating to the nonvested Matching Shares until the fifth anniversary of the applicable date of issuance.

(e) Any portion of an Account as to which the requirements of Subsections (b), (c) or (d) of this Section have not been satisfied shall be forfeited, unless the Committee determines otherwise.

(f) For purposes of this Section, the continuous employment of a Participant with the Company or a Selected Affiliate shall not be deemed to have been interrupted, and the Participant will not be deemed to have ceased to be an employee of the Company or a Selected Affiliate, by reason of the transfer of his or her employment among the Company and its Selected Affiliates or of an approved leave or absence.

ARTICLE VII
DISTRIBUTIONS

A 7.1 Distribution of Accounts.

(a) Except in the case of death, Disability, Change in Control and Emergency, each portion of a Participant’s Accounts shall be distributed to him at the time and in the form that the Participant shall have elected in accordance with Section 3.2 of the Plan. If, at the time of distribution of a portion of the Participant’s Deferred Shares Account, Matching Shares relating to such Deferred Shares that have not been credited to the Participant’s Account for at least five years shall be forfeited.

(b) In the case of the death of a Participant, all of his or her accounts under the MSAP shall be distributed to his or her beneficiaries as soon as possible in a single lump sum payment regardless of the elections of the Participant. All Matching Shares credited to the Participant’s Matching Shares Account shall be fully vested and nonforfeitable in the event of his or her death.

(c) In the case of the Disability of a Participant, all of his or her accounts under the MSAP shall be distributed to the Participant as soon as possible in a single lump sum payment regardless of the elections of the Participant. All Matching Shares credited to the Participant’s Matching Shares Account shall be fully vested and nonforfeitable in the event of his or her Disability.

(d) In the case of an Emergency of a Participant, such portion of his or her accounts under the MSAP as shall be necessary to satisfy the Emergency shall be distributed to the Participant as soon as possible in a single lump sum payment regardless of the elections of the Participant. If, at the time of distribution of a portion of the Participant’s Deferred Shares Account, Matching Shares relating to such Deferred Shares that have not been credited to the Participant’s Account for at least five years shall be forfeited.

(e) In the case of a Change in Control, all of a Participant’s accounts under the MSAP shall be distributed to the Participant as soon as possible in a single lump sum payment regardless of the elections of the Participant. All Matching Shares credited to the Participant’s Matching Shares Account shall be fully vested and nonforfeitable in the event of a Change in Control.

(f) The number of Shares distributable shall be equal to the number of Deferred Shares and Matching Shares in the Participant’s Account determined as of the Quarter Date coincident with or next following his or her Settlement Date or Dates.

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A 7.2 Form of Distribution.

(a) Distribution of a Participant’s Deferred Shares and Matching Shares Account shall be made in whole Shares plus cash equal in value to any fractional Share in one of the forms set forth in Section 3.2(a) of the Plan, without interest, but with dividends reinvested as provided in Section 5.5 of the Plan. Distribution of a Participant’s Cash Account shall be made in cash.

(b) In the event that the distribution is made in installments, the amount of cash and the number of Shares to be distributed in each installment shall be equal to the quotient obtained by dividing the amount of cash and the number of Deferred Shares and nonforfeitable Matching Shares in the Participant’s Account as of the date of such installment payment by the number of installment payments remaining to be made to such Participant at the time of calculation. Fractional Shares shall be rounded down to the nearest whole share, and such fractional amount shall be re-credited as a fractional Deferred Share or Matching Share in the Participant’s Account.

(c) Notwithstanding any provision in the MSAP to the contrary, no Shares payable from the MSAP that relate to deferrals or matching contributions made on or after January 1, 2007, may be transferred, sold, exchanged or otherwise disposed by any Participant who is subject to the Share Ownership Guidelines unless and until such Participant is either in compliance with, or no longer subject to, such Share Ownership Guidelines, provided, however, that the Company shall withhold Shares to the extent necessary to satisfy federal, state or local income tax withholding requirements, as described in Section 10.4 of the Plan.

A 7.3 Facility of Payment. Whenever and as often as any Participant or his or her Beneficiary entitled to payments under the MSAP shall be under a legal disability or, in the sole judgment of the Committee, shall otherwise be unable to apply such payments to his or her own best interests and advantage, the Committee in the exercise of its discretion may direct all or any portion of such payments to be made in any one or more of the following ways: (a) directly to him or her; (b) to his or her legal guardian or conservator; or (c) to his or her spouse or to any other person, to be expended for his or her benefit; and the decision of the Committee, shall in each case be final and binding upon all persons in interest.

A 7.4 Payment of Small Accounts. Notwithstanding any other provision of the MSAP, if a Participant’s Accounts under the Plan and the MSAP combined are credited with $50,000 or less on his or her Settlement Date, his or her Account shall be distributed to him or her in a single lump sum distribution as soon as practicable, but no later than 90 days, following his or her Settlement Date.

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ANNEX B

CLIFFS NATURAL RESOURCES INC. (formerly known as CLEVELAND-CLIFFS INC)

OFFICER SHARE ACQUISITION PROGRAM

Terms and Conditions

ARTICLE I
ESTABLISHMENT

B 1.1 Establishment.

(a) This Article contains the following terms and conditions applicable to the OSAP.

(b) Credits, distributions and issuances of Shares under the OSAP may be made under the 1992 or 2007 Incentive Equity Plan or otherwise.

B 1.2 Term of OSAP. The OSAP shall terminate upon the earliest of (a) the termination of the Plan, or (b) the termination by the Company of the OSAP, each in accordance with section 9.2 of the Plan.

ARTICLE II

DEFINITIONS

B 2.1 Special Definitions Applicable to the OSAP. Unless provided otherwise in the OSAP, all capitalized terms shall have the same meanings as set forth in the Plan. For purposes of the OSAP, the following terms shall be defined as set forth below:

“Account” means the bookkeeping account maintained for each Participant showing his or her interest under the OSAP. An Account shall consist of a “Cash Account,” a “Investment Shares Account” and a “Matching Shares Account”. The number of Shares in an Account shall be adjusted as appropriate to reflect any stock dividend, stock split, recapitalization, merger, spinoff or other similar event affecting Shares.

“Insider Participant” means any Participant who is required to file reports with the Securities and Exchange Commission pursuant to Section 16(a) of the Exchange Act, and any rules promulgated thereunder.

“Investment Commitment” means an agreement by a Participant in a Participation Agreement (in accordance with Article III of the Plan) to have a specified percentage or dollar amount of his or her Deferral Account invested in Shares and transferred for Plan accounting purposes to the OSAP.

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“Investment Shares” means the Shares notionally credited to a Participant’s Investment Shares Account.

“Matching Shares” means the notional Shares credited to a Participant’s Matching Shares Account pursuant to Section B 5.1(a) and/or restricted shares issued to a Participant pursuant to Section B 5.1(b), as the context requires.

“Quarter Date” means the last day of a calendar quarter.

“Retirement” means retirement from active employment with the Company and each of its Selected Affiliates on or after attaining age 65 or, if earlier, the age at which the Participant may retire with an unreduced normal retirement benefit under the tax-qualified pension benefit plan sponsored by the Company or a Selected Affiliate and applicable to the Participant, or early retirement under such plan with the consent of the Committee.

“Settlement Date” means the date provided herein or in the Plan for distribution of all or a portion of the amounts deferred during a Plan Year.

ARTICLE III
PARTICIPATION

B 3.1 Participation. Any Eligible Employee who is an elected officer of the Company may participate in the OSAP.

B 3.2 Duration of Participation. Participation in the OSAP shall continue as long as the Participant is eligible to receive benefits under the OSAP.

ARTICLE IV
VOLUNTARY INVESTMENT OF DEFERRAL ACCOUNTS

B 4.1 Amount of Investment. As determined by the Committee with respect to each Plan Year, a Participant may elect to invest a specified dollar amount or percentage of his or her Deferral Account in Shares; provided, however, that no Participant may elect to invest any such amount or percentage in excess of that needed to enable such Participant to satisfy the Company’s Share Ownership Guidelines in effect from time to time. As determined by the Committee with respect to each Plan Year, a Participant may elect to defer a specified dollar amount or percentage of his or her Bonus in accordance with Section 3.2(a) or (b) of the Plan. A Participant’s deferral election under a Participation Agreement pursuant to Section 3.2(a) or (b) shall designate the time of distribution for the Participant’s OSAP Accounts (that is, the Participant’s Cash Account, Investment Shares Account and Matching Shares Account) for such Plan Year which date must be (a) the 6-Month Date, (b) a specified date which is no earlier than the first day of the sixth Plan Year following the Plan Year when the Bonus would have otherwise been payable, or (c) the earlier of (a) or (b). In the event that a Participant fails to make an election under this Section B 4.1 or makes an improper election hereunder, the Participant’s OSAP Accounts shall be distributed on the earlier of January 15 in the sixth Plan Year after the Plan Year when the Bonus would otherwise have been paid or the 6-Month Date.

ARTICLE V
MATCHING CONTRIBUTIONS

B 5.1 Matching Contributions.

The Company shall at the discretion of the Committee either

(a) credit to the Participant’s Matching Shares Account 25% of the amounts allocated to his or her Investment Shares Account directly as the result of the election made pursuant to Section B 4.1, but no such credit shall be made as the result of allocation of dividends pursuant to Section B 6.4. (Matching Shares credited pursuant to this Subsection shall become nonforfeitable in accordance with Section B 6.6); or

(b) issue restricted shares equal in number to 25% of the amounts allocated to his or her Investment Shares Account directly as the result of the election made pursuant to Section B 4.1, but no such issuance shall be made as the result of allocation of dividends pursuant to Section B 6.4. (Restricted shares issued pursuant to this Subsection shall become nonforfeitable five years after the issuance, subject to such conditions of continuous employment and continuous share ownership as are set forth in a restricted share agreement by and between the Company and the Participant).

ARTICLE VI

PARTICIPANT ACCOUNTS

B 6.1 Establishment of Accounts. The Company, through its accounting records, shall establish an Investment Shares Account and a Cash Account, and, as necessary, a Matching Shares Account for each Participant who elects to invest as provided in Section B 4.1.

B 6.2 Crediting of Deferral Commitments and Matching Contributions. The portion of a Participant’s Deferral Account that is invested pursuant to an Investment Commitment and any related matching contribution under Section B 5.1(a) shall be credited to the Participant’s Investment Account and Matching Shares Account, respectively, as of the date the deemed investment in the Shares is made by the Participant. From January 1, 2005 through December 31, 2008, as of such investment date, (a) the credits to each Participant’s Investment Shares Account for each such investment date, shall be deemed invested in a number of whole Investment Shares determined by dividing such credits by the Fair Market Value for such date, and (b) the credits for such date to each Participant’s Matching Shares Account shall be deemed invested in a number of whole Matching Shares determined by dividing such credits by the Fair Market Value for such date. Fractional Shares shall be credited to the Cash Account. On or after January 1, 2009, as of such investment date, (i) the credits to each Participant’s Investment Shares Account for each such investment date, shall be deemed invested in a number of Investment Shares computed to the nearest one one-thousandth (1/1000) of a Share determined by dividing such credits by the Fair Market Value for such date, and (ii) the credits for such date to each Participant’s Matching Shares Account shall be deemed invested in a number of Matching Shares computed to the nearest one one-thousandth (1/1000) of a Share determined by dividing such credits by the Fair Market Value for such date.

B 6.3 Determination of Accounts.

(a) The balance credited to each Participant’s Account as of a particular date shall equal the amount credited pursuant to Section B 6.2, and shall be adjusted in the manner provided in Section B 6.4.

(b) The Company through its accounting records, shall maintain a separate and distinct record of the amount in each Account for each Plan Year as adjusted to reflect income and distributions.

B 6.4 Adjustments to Accounts.

(a) Each Account shall be credited, as of the payment date of any cash dividend paid on Shares, with additional Investment Shares and Matching Shares equal in value to the amount of cash dividends paid by the Company on that number of Shares equivalent to the respective number of Investment Shares and Matching Shares in such Account on such payment date. From January 1, 2005 through December 31, 2008, the additional Shares shall be calculated by dividing the dollar value of such dividend equivalents by the Fair Market Value at the dividend payment date. Fractional Shares shall be credited to the Cash Account. On or after January 1, 2009, the additional Shares shall be calculated to the nearest one one-thousandth (1/1000) of a Share by dividing the dollar value of such dividend equivalents by the Fair Market Value at the dividend payment date.

(b) A Participant may elect to convert the Investment Shares representing a portion of such dividend equivalents to cash to be credited to his or her Cash Account by filing a written notice thereof with the Committee, which shall be effective only with respect to cash dividends paid after the Plan Year in which such notice is filed with the Committee. As of each Determination Date, Cash Accounts shall be increased by the amount of interest earned since the immediately preceding Determination Date. Interest shall be credited at the Declared Rate as of such Determination Date based on the balance of the cash amounts credited to the Cash Account since the immediately preceding Determination Date, but after such Cash Account has been adjusted for any contributions or distributions to be credited or deducted for such period. Interest for the period prior to the first Determination Date applicable to a Participant’s Cash Account shall be deemed earned ratably over such period. Until a Participant or his or her Beneficiary receives his or her entire Account, the unpaid balance thereof credited in Investment Shares and Matching Shares shall be credited with dividend equivalents as provided in this Subsection, except as provided in Section B 7.2.

(c) Each Participant’s Account shall be immediately debited with the amount of any distributions under Article VIII to or on behalf of the Participant or, in the event of his or her death, his or her Beneficiary.

B 6.5 Statement of Accounts. As soon as practicable after the end of each calendar quarter, a statement shall be furnished to each Participant or, in the event of his or her death, to his or her Beneficiary showing the status of his or her Account as of the end of the calendar quarter, any changes in his or her Account since the end of the immediately preceding calendar quarter, and such other information as the Committee shall determine.

B 6.6 Vesting of Accounts.

(a) Each Participant shall at all times have a nonforfeitable interest in his or her Investment Shares Account balance and his or her Cash Account balance.

(b) Matching Shares attributable to credits pursuant to Section B 5.1(a) in a Participant’s Matching Shares Account with respect to a Plan Year, and additional Matching Shares attributable to dividend credits with respect to such Matching Shares pursuant to Section B 6.4(a)(i), shall become nonforfeitable as of the fifth anniversary of the crediting of the Matching Shares pursuant to Section B 5.1(a)(the “vesting period”), provided that:

(A) the Participant has remained in the continuous employ of the Company or a Selected Affiliate during the applicable vesting period; and

(B) the Participant, during the applicable vesting period, does not receive a distribution of deemed Shares credited to his or her Investment Shares Account as the result of the investment by the Participant which relates to the crediting of the Matching Shares pursuant to Section B 5.1(a).

(c) Notwithstanding the provisions of Subsection (b) of this Section, the nonvested portion of a Participant’s Account will become immediately nonforfeitable in the event of the Participant’s death, Disability, or upon the occurrence of a Change in Control of the Company.

(d) Notwithstanding the provisions of Subsection (b) of this Section, the nonvested portion of a Participant’s Account will become nonforfeitable in the event of the Participant’s Retirement, provided that the Participant does not receive a distribution from the OSAP of the Shares attributable to the Investment Shares relating to the nonvested Matching Shares until the fifth anniversary of the applicable date of issuance.

(e) Any portion of an Account as to which the requirements of Subsection (b) of this Section have not been satisfied shall be forfeited, unless the Committee determines otherwise.

(f) For purposes of this Section, the continuous employment of a Participant with the Company or a Selected Affiliate shall not be deemed to have been interrupted, and the Participant will not be deemed to have ceased to be an employee of the Company or a Selected Affiliate, by reason of the transfer of his or her employment among the Company and its Selected Affiliates or of an approved leave or absence.

ARTICLE VII

DISTRIBUTIONS

B 7.1 Distribution of Account.

(a) Except in the case of death, Disability, Change in Control and Emergency, each portion of a Participant’s Accounts shall be distributed to him at the time and in the form that the Participant shall have elected in accordance with Section 3.2 of the Plan. If, at the time of distribution of a portion of the Participant’s Investment Shares Account, Matching Shares relating to such Investment Shares that have not been credited to the Participant’s Account for at least five years shall be forfeited.

(b) In the case of the death of a Participant, all of his or her accounts under the OSAP shall be distributed to his or her beneficiaries as soon as possible in a single lump sum payment regardless of the elections of the Participant. All Matching Shares credited to the Participant’s Matching Shares Account shall be fully vested and nonforfeitable in the event of his or her death.

(c) In the case of the Disability of a Participant, all of his or her accounts under the OSAP shall be distributed to the Participant as soon as possible in a single lump sum payment regardless of the elections of the Participant. All Matching Shares credited to the Participant’s Matching Shares Account shall be fully vested and nonforfeitable in the event of his or her Disability.

(d) In the case of an Emergency of a Participant, such portion of his or her accounts under the OSAP as shall be necessary to satisfy the Emergency shall be distributed to the Participant as soon as possible in a single lump sum payment regardless of the elections of the Participant. If, at the time of distribution of a portion of the Participant’s Investment Shares Account, Matching Shares relating to such Investment Shares that have not been credited to the Participant’s Account for at least five years shall be forfeited.

(e) In the case of a Change in Control, all of a Participant’s accounts under the OSAP shall be distributed to the Participant as soon as possible in a single lump sum payment regardless of the elections of the Participant. All Matching Shares credited to the Participant’s Matching Shares Account shall be fully vested and nonforfeitable in the event of a Change in Control.

(f) The number of Shares distributable shall be equal to the number of Investment Shares and Matching Shares in the Participant’s Account determined as of the Quarter Date coincident with or next following his or her Settlement Date or Dates.

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B 7.2 Form of Distribution.

(a) Distribution of a Participant’s Investment Shares and Matching Shares Accounts shall be made in whole Shares plus cash equal in value to any fractional Share in one of the forms set forth in Section 3.2(a) of the Plan, without interest, but with dividends reinvested as provided in Section 5.5 of the Plan. Distribution of a Participant’s Cash Account shall be made in cash.

(b) In the event that the distribution is made in installments, the amount of cash and the number of Shares to be distributed in each installment shall be equal to the quotient obtained by dividing the amount of cash and the number of Investment Shares and nonforfeitable Matching Shares in the Participant’s Account as of the date of such installment payment by the number of installment payments remaining to be made to such Participant at the time of calculation. Fractional Shares shall be rounded down to the nearest whole share, and such fractional amount shall be re-credited as a fractional Investment Share or Matching Share in the Participant’s Account.

(c) Notwithstanding any provision in the OSAP to the contrary, no Shares payable from the OSAP that relate to deferrals or matching contributions made on or after January 1, 2007, may be transferred, sold, exchanged or otherwise disposed by any Participant who is subject to the Share Ownership Guidelines unless and until such Participant is either in compliance with, or no longer subject to, such Share Ownership Guidelines, provided, however, that the Company shall withhold Shares to the extent necessary to satisfy federal, state or local income tax withholding requirements, as described in Section 10.4 of the Plan.

B 7.3 Facility of Payment. Whenever and as often as any Participant or his or her Beneficiary entitled to payments under the OSAP shall be under a legal disability or, in the sole judgment of the Committee, shall otherwise be unable to apply such payments to his or her own best interests and advantage, the Committee in the exercise of its discretion may direct all or any portion of such payments to be made in any one or more of the following ways: (a) directly to him or her; (b) to his or her legal guardian or conservator; or (c) to his or her spouse or to any other person, to be expended for his or her benefit; and the decision of the Committee, shall in each case be final and binding upon all persons in interest.

B 7.4 Payment of Small Accounts. Notwithstanding any other provision of the OSAP, if a Participant’s Accounts under the Plan and OSAP combined are credited with $50,000 or less on his or her Settlement Date, his or her Account shall be distributed to him or her in a single lump sum distribution as soon as practicable, but no later than 90 days, following his or her Settlement Date.

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